                                                                    EXHIBIT 4.1

  NUMBER                                                                 SHARES
   000                                                                    1000
 --------                                                                ------

                               FLORIDA BUSINESS BANCGROUP, INC.
                     INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                         COMMON STOCK
                             SEE REVERSE FOR CERTAIN DEFINITIONS

                           THIS CERTIFIES THAT ____________________

                                       is the owner of:

     FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF FLORIDA BUSINESS
                                BANCGROUP, INC.

                            $.01 PAR VALUE PER SHARE

The shares represented by this certificate are transferable only on the stock transfer books of Florida Business BancGroup, Inc. by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of Florida Business BancGroup, Inc. and any amendments thereto (copies of which are on file with the Secretary of Florida Business BancGroup, Inc.), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

         IN WITNESS WHEREOF, Florida Business BancGroup, Inc. has caused this certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:    ______________, 1998

                                    SEAL
-----------------------------------      --------------------------------------
                          President                         Secretary/Treasurer